SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 4, 2005, we completed the second closing of a private placement of convertible debentures and warrants under the Securities Purchase Agreement dated February 18, 2005.  In the second closing, we sold convertible debentures in the aggregate principal amount of $4,800,000 and warrants to purchase up to 4,800,000 shares of our common stock to certain institutional and other private investors including DKR SoundShore Oasis Holding Fund Ltd., DKR SoundShore Strategic Holding Fund Ltd., Michael S. Urban and Sherry Urban, Murray Chernick, Scott A. Craven, Valor Capital Management, LP, Keith Barksdale, and Edward Neugeboren.  The debentures have a maturity date of March 4, 2008 and a conversion price of $0.75 per share. The warrants have an expiration date of March 4, 2010 and an exercise price of $1.00 per share.  In the two closings of the private placement under the Securities Purchase Agreement, we sold convertible debentures in the aggregate principal amount of $8,400,000 and warrants to purchase an aggregate of 8,400,00 shares of our common stock.  The placement agent for the private placement was IndiGo Securities, LLC.

We have granted registration rights with respect to the shares of common stock issuable upon conversion or exercise, as applicable, of the debentures and warrants sold in the second closing of the private placement under the Registration Rights Agreement dated February 18, 2005.

In connection with the second closing of the private placement, we paid the placement agent a placement fee in the amount of $480,000.  In connection with the two closings of the private placement, we paid placement fees in the aggregate amount of $802,500 to the placement agent.  At the second closing, we also issued to the placement agent a warrant to purchase up to 802,500 shares of our common stock at an initial exercise price of $1.00 per share.  The warrant, which expires on March 4, 2010, is on substantially the same terms as the warrants issued to the investors in the private placement.

The description of the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement, the debentures, and the warrants contained in our current report on Form 8-K dated February 18, 2005, which we filed with the SEC on February 25, 2005, is incorporated by reference in this Item.  Such description, and the description contained in this Item, of the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement, the debentures and the warrants are only summaries and are qualified in their entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement, the form of debenture and the form of warrant, which were included as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, to our current report on Form 8-K dated February 18, 2005 and are incorporated by reference in this Item.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As described in Item 1.01 of this current report, on March 4, 2005 we issued convertible debentures to certain institutional and other private investors in the aggregate principal amount of $4,800,000. The description of the debentures contained in Item 1.01 of this current report is incorporated by reference in this Item.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 of this current report, on March 4, 2005, we issued and sold convertible debentures in the aggregate principal amount of $4,800,000. The debentures are convertible, at the option of the holder, into shares of our common stock at an initial conversion price of $0.75 per share.  We also issued to the purchasers of the debentures warrants to purchase up to 4,800,000 shares of our common stock at an initial exercise price of $1.00 per share. These warrants expire on March 4, 2010.

We paid a placement fee to the placement agent in connection with this private placement of debentures and warrants in the aggregate amount of $480,000.  The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In addition, we issued to the placement agent as additional compensation for its services in connection with the private placement a warrant to purchase up to 802,500 shares of our common stock at an initial exercise price of $1.00 per share. The warrant expires on March 4, 2010.  The issuance of this warrant was exempt from registration under 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

4.1*	Form of 8% Convertible Debenture

4.2*	Form of Common Stock Purchase Warrant

10.1*	Securities Purchase Agreement dated February 18, 2005

10.2*	Registration Rights Agreement dated February 18, 2005

10.3*	Placement Agent Agreement dated February 15, 2005

10.4*	Escrow Agreement dated February 18, 2005

*      Each of the Exhibits listed above is incorporated by reference to the corresponding Exhibit and Exhibit number to our current report on Form 8-K dated February 18, 2005, which was filed with the SEC on February 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: March 10, 2005	/s/ George R. Vaughn
George R. Vaughn
Chief Financial Officer

Exhibit Index

Number	Title

4.1*	Form of 8% Convertible Debenture

4.2*	Form of Common Stock Purchase Warrant

10.1*	Securities Purchase Agreement dated February 18, 2005

10.2*	Registration Rights Agreement dated February 18, 2005

10.3*	Placement Agent Agreement dated February 15, 2005

10.4*	Escrow Agreement dated February 18, 2005

*      Each of the Exhibits listed above is incorporated by reference to the corresponding Exhibit and Exhibit number to our current report on Form 8-K dated February 18, 2005, which was filed with the SEC on February 25, 2005.